UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2006

Commission File Number 000-51762

ALTERNATIVE ENERGY SOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-3038728 (I.R.S. Employer Identification Number)

1911 Central Street, Kansas City, Missouri 64108
(816) 842-3835
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

This Amendment supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2006 by Alternative Energy Sources, Inc. (the “Company”) in connection with the appointment of W. Gordon Snyder to the Company’s Board of Directors. This Amendment is being filed to include the compensation arrangements for Mr. Snyder.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2006, Mr. W. Gordon Snyder was appointed to the Board of Directors (the “Board”) of Alternative Energy Sources, Inc. (the “Company”). Mr. Snyder has not been appointed to any committee of the Board at this time. The appointment of Mr. Snyder as director was not pursuant to any agreement or understanding between Mr. Snyder and any third party.

Mr. Snyder was awarded a non-qualified stock option under the Company’s 2006 Equity Incentive Plan to purchase 75,000 shares of the Company’s common stock, such option to vest in three equal annual installments beginning November 15, 2007. In addition, Mr. Snyder receives $1,500 for each Board meeting he attends in person and $750 for each Board meeting he attends via telephone. Mr. Snyder is compensated for services rendered outside Board meetings at $225 per hour not to exceed $1,800 per day.

The Company announced Mr. Snyder’s appointment in a press release, which is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)

99.1	Press release of Alternative Energy Sources, Inc. dated November 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2007	ALTERNATIVE ENERGY SOURCES, INC.

	By:	/s/ Mark Beemer
Name: Mark Beemer
Title: Chief Executive Officer